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EXHIBIT 77H

For the following Funds:

RiverSource Variable Portfolio - Diversified Bond Fund
RiverSource Variable Portfolio - Diversified Equity Income fund
RiverSource Variable Portfolio - Global Bond Fund
RiverSource Variable Portfolio - Global Inflation Protected Securities Fund RiverSource Variable Portfolio - Income Opportunities Fund
RiverSource Variable Portfolio - Limited Duration Bond Fund
RiverSource Variable Portfolio - Mid Cap Value Fund
RiverSource Variable Portfolio - Short Duration U.S. Government Fund RiverSource Variable Portfolio - Strategic Income Fund Fund
Threadneedle Variable Portfolio - Emerging Markets Fund
Variable Portfolio - AllianceBernstein International Value Fund
Variable Portfolio - American Century Diversified Bond Fund
Variable Portfolio - American Century Growth Fund
Variable Portfolio - Columbia Wanger International Equities Fund
Variable Portfolio - Columbia Wanger U.S. Equities Fund
Variable Portfolio - Davis New York Venture Fund
Variable Portfolio - Eaton Vance Floating-Rate Income Fund
Variable Portfolio - Goldman Sachs Mid Cap Value
Variable Portfolio - Invesco International Growth Fund
Variable Portfolio - J.P. Morgan Core Bond Fund
Variable Portfolio - Jennison Mid Cap Growth Fund
Variable Portfolio - Marsico Growth Fund
Variable Portfolio - MFS Value Fund
Variable Portfolio - Mondrian International Small Cap Fund
Variable Portfolio - Morgan Stanley Global Real Estate Fund
Variable Portfolio - NFJ Dividend Value Fund
Variable Portfolio - Partners Small Cap Growth Fund
Variable Portfolio - Partners Small Cap Value Fund
Variable Portfolio - PIMCO Mortgage-Backed Securities Fund
Variable Portfolio - Pyramis International Equity Fund
Variable Portfolio - UBS Large Cap Growth Fund
Variable Portfolio - Wells Fargo Short Duration Government Fund

During the six-month period ended June 30, 2010, the Funds served as underlying investments of affiliated funds-of-funds. The Variable Portfolio funds-of-funds (Variable Portfolio - Aggressive Portfolio, Variable Portfolio - Conservative Portfolio, Variable Portfolio - Moderate Portfolio, Variable Portfolio - Moderately Aggressive Portfolio and Variable Portfolio - Moderately Conservative Portfolio) and Columbia Management Investment Advisers, LLC, through its initial capital investment, were owners of record of more than 25% of the outstanding shares of the Fund.